Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Federal Express Corporation Note-Backed Series 2001-37
*CUSIP: 21988G544

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 4, 2010.

INTEREST ACCOUNT
----------------


Balance as of July 1, 2009......................................           $0.00
         Scheduled Income received on securities................     $391,400.00
         Unscheduled Income received on securities..............           $0.00

LESS:
         Distribution to the Holders............................    -$391,375.00
         Distribution to Depositor..............................          -$0.00
         Distribution to Trustee................................         -$25.00
Balance as of January 4, 2010...................................           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of July 1, 2009......................................           $0.00
         Scheduled Principal received on securities.............           $0.00

LESS:
         Distribution to Holders................................          -$0.00
Balance as of January 4, 2010...................................           $0.00


                UNDERLYING SECURITIES HELD AS OF January 4, 2010

         Principal
           Amount                           Title of Security
         ---------                          -----------------
        $10,300,000             Federal Express Corporation 7.60% Notes
                                due July 1, 2097
                                *CUSIP:   313309AP1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.